UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2016

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On February 19, 2016, Gulfport Energy Corporation (“Gulfport”), as borrower, entered into a sixth amendment to its secured revolving credit facility with The Bank of Nova Scotia, as administrative agent, and certain lenders party thereto (the “Sixth Amendment”). The Sixth Amendment, among other things, (a) increased the basket for unsecured debt issuances to $1.35 billion from $1.2 billion (of which $950 million is outstanding), (b) reaffirmed Gulfport’s borrowing base of $700.0 million, and (c) increased the percentage of projected oil and gas production that may be hedged during 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: February 25, 2016	By:	/s/ Aaron Gaydosik
Aaron Gaydosik Chief Financial Officer